Exhibit 99.1

Zoran Corporation:

Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:
www.zoran.com

ZORAN CORPORATION REPORTS THIRD QUARTER 2009 RESULTS

Sequential revenues increase 12 percent driven by growth in all of the Company’s core product lines with Flat Panel TVs and

Digital Cameras; Company generates $9 million in cash from operations

SUNNYVALE, Calif. (October 26, 2009) — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its third quarter ended September 30, 2009.

Revenues for the third quarter were $115.5 million, compared to $102.7 million last quarter and $126.1 million for the third quarter of 2008. The Company reported third quarter GAAP net income of $4.9 million, or $0.09 per diluted share, which compares with a GAAP net loss of $13.8 million, or $0.27 per share, for the previous quarter and a GAAP net loss of $154.2 million, or $3.01 per share, for the third quarter of the prior year. As a reminder, results for the third quarter of 2008 include non-cash charges of $167.6 million for impairment of intangible assets.

Non-GAAP net income for the third quarter was $8.7 million, or $0.17 per diluted share, which excludes $109 thousand of amortization of acquired intangible assets, $3.0 million of stock-based compensation expenses, and $1.2 million related to restructuring expenses in connection with a reduction in force in our APPROACH product line and the closing of our facility in Toronto, Canada, but includes an adjustment of $500 thousand for the tax provision to a non-GAAP rate. This compares with a non-GAAP net loss of $4.3 million, or $0.08 per share, for the previous quarter, and non-GAAP net income of $13.9 million, or $0.27 per diluted share, for the same period last year.

“While continued weakness in global consumer spending persists, Zoran achieved 12 percent sequential revenue growth in the third quarter, reflecting the strength of our leading market positions,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer. “Demand for HDTVs remained strong and we continued to gain share in the U.S. market. Growth in digital cameras was strong across all segments and our partnerships with major ODMs in this market continued to benefit Zoran. The DVD market also showed strength as a result of increasing demand for higher margin, value-add DVD products such as HDMI players and portables. As we enter what is typically our seasonally down fourth quarter, we are pleased with the design win activity we are seeing in our end markets, which indicates a strong 2010.”

“During the quarter, we discontinued development activity on our APPROACH processors for the multimedia mobile phone market. While we achieved some major successes, including LG’s Viewty Camera Phone, we decided that it would be a more efficient use of our resources to explore related market segments, including Camera Phones, with our COACH product line,” concluded Dr. Gerzberg.

Recent Highlights

•	Revenues by product line for the third quarter of 2009 were 39 percent DTV, 30 percent Digital Camera, 15 percent DVD, 12 percent Printer Imaging and 4 percent mobile phone processors

•	Zoran’s SupraHD® processors power new 1080p high definition Insignia brand flat panel televisions at Best Buy

•	Zoran demonstrated latest TV technologies for top-tier CE manufacturers in Japan at CEATEC 2009

•	Zoran announced NDS certification for new STB products and demonstrated new platforms for global Pay-TV market at IBC in Amsterdam

•	Zoran’s COACH 12-based camera models go to production for holiday selling season

•	Zoran addressed “Technology Advances Needed to Enable TV 3.0” on IMS Research panel at Television 3.0 Summit in Beverly Hills

•	Zoran delivered “The Evolving TV” presentation at the DisplaySearch TV Ecosystem Conference in San Jose

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting fourth quarter 2009 revenues to range between $91 million and $95 million, with gross margins ranging between 49 and 50 percent. Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $47.5 million to $48.5 million. Acquisition-related amortization costs are expected to be approximately

$108 thousand and stock-based compensation expense is expected to range between $2.9 and $3.2 million. The Company expects to record a fourth quarter GAAP loss in the range of $0.06 to $0.14 per share on approximately 53.7 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expense, the Company expects a net loss in the range of $0.00 and $0.07 per share.

Zoran will provide more commentary on its third quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) and EPS that exclude charges such as impairment of intangible assets, acquisition related in-process research and development expenses, amortization of acquired intangible assets, stock-based compensation expense, restructuring expense, non-recurring IP licensing related settlements and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its third quarter results. To listen to the call, please call 617-896-9871 approximately five minutes prior to the start of the call. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on October 26, until 4:30 p.m. PT on November 1, 2009. The access number for the replay is 617-801-6888, confirmation number 63535089. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top-box, DVD, digital camera, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, England, France, India, Israel, Japan, Korea, Sweden and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the SEC.

Zoran, the Zoran logo, and SupraHD are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Hardware product revenues	$104,980	$112,112	$253,120	$320,015
Software and other revenues	10,558	14,022	33,627	43,835

Total revenues	115,538	126,134	286,747	363,850

Costs and expenses:
Cost of hardware product revenues	59,844	66,446	150,154	192,595
Research and development	27,013	28,922	83,494	87,606
Selling, general and administrative	23,100	23,653	84,247	73,552
Amortization of intangibles	109	4,494	327	22,987
Restructuring expense	1,194	—	2,053	—
Impairment of intangible assets	—	167,579	—	167,579
In-process research and development	—	—	—	22,383

Total costs and expenses	111,260	291,094	320,275	566,702

Operating income (loss)	4,278	(164,960)	(33,528)	(202,852)

Interest and other income, net	1,748	3,020	7,383	9,664

Income (loss) before income taxes	6,026	(161,940)	(26,145)	(193,188)

Provision (benefit) for income taxes	1,150	(7,720)	3,890	2,330

Net income (loss)	$4,876	$(154,220)	$(30,035)	$(195,518)

Basic net income (loss) per share	$0.09	$(3.01)	$(0.58)	$(3.80)

Diluted net income (loss) per share	$0.09	$(3.01)	$(0.58)	$(3.80)

Shares used to compute basic net income (loss) per share	51,684	51,231	51,451	51,464

Shares used to compute diluted net income (loss) per share	52,320	51,231	51,451	51,464

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009		2008		2009		2008
GAAP net income (loss)	$4,876		$(154,220)		$(30,035)		$(195,518)

Adjusting items to GAAP net income (loss):

Operating expenses related to stock based compensation expense	3,029	(a)	3,405	(a)	9,061	(a)	9,989	(a)
Operating expenses related to IP licensing related settlements	—		—		11,000	(b)	—
Amortization of intangibles	109	(c)	4,494	(c)	327	(c)	22,987	(c)
Restructuring expense	1,194	(d)	—		2,053	(d)	—
Impairment of intangible assets	—		167,579	(e)	—		167,579	(e)
In-process research and development expense	—		—		—		22,383	(f)
Provision for income taxes	(500	)(g)	(7,390	)(g)	(5,660	)(g)	(8,530	)(g)

Non-GAAP net income (loss)	$8,708	(h)	$13,868	(h)	$(13,254	)(h)	$18,890	(h)

Non-GAAP basic net income (loss) per share	$0.17	(h)	$0.27	(h)	$(0.26	)(h)	$0.37	(h)

Non-GAAP diluted net income (loss) per share	$0.17	(h)	$0.27	(h)	$(0.26	)(h)	$0.36	(h)

Shares used to compute non-GAAP basic net income (loss) per share	51,684		51,231		51,451		51,464

Shares used to compute non-GAAP diluted net income (loss) per share	52,752		51,321		51,451		51,795

(a)	This adjustment reflects the stock-based compensation expense recorded under ASC Topic 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(b)	This adjustment reflects a non-recurring expense recorded during the quarter ended June 30, 2009 as a result of IP licensing related settlements. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(c)	For 2008, this adjustment represents the amortization of intangibles assets primarily associated with the acquisition of Oak Technology, Inc. in August 2003, the acquisition of Emblaze Semiconductor in July 2004 and the acquisition of Oren Semiconductor in June 2005. For 2009, this adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results. (see (h) below)
(d)	This adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009 and the restructuring of its Mobile division and closing of its Toronto facility during the quarter ended September 30, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(e)	This adjustment represents the impairment of acquisition related to goodwill and intangible assets recorded by the Company as part of the annual analysis under ASC Topic 350-20 and ASC Topic 360-10. The impairment of goodwill and intangible assets does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (h) below)
(f)	This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Let It Wave in June 2008. This in process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (h) below)
(g)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (h) below)
(h)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and short-term investments	$397,972	$358,527
Accounts receivable, net	31,808	22,845
Inventory	31,073	37,365
Prepaid expenses and other current assets	18,915	25,549

Total current assets	479,768	444,286

Property and equipment, net	12,286	15,811
Long-term investments	—	37,425
Other assets	70,111	69,659
Intangible assets, net	4,939	5,266

Total assets	$567,104	$572,447

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$32,742	$29,918
Accrued expenses and other liabilities	38,216	36,134

Total current liabilities	70,958	66,052

Long term liabilities	28,863	26,985

Stockholders’ equity:
Common stock	52	51
Additional paid-in capital	871,246	858,429
Accumulated other comprehensive income (loss)	2,618	(2,472)
Accumulated deficit	(406,633)	(376,598)

Total stockholders’ equity	467,283	479,410

Total liabilities and stockholders’ equity	$567,104	$572,447

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)